Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	April 29, 2020

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results
and Adopts New Accounting Standard for Current Expected Credit Losses

Michigan City, Indiana, April 29, 2020 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) — Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three-months ending March 31, 2020.

Craig M. Dwight, Chairman and CEO of Horizon, commented, “We are pleased with the solid first quarter results achieved in the face of unprecedented changes to the way we, our customers and the entire country lives and works as a result of the COVID–19 pandemic. But more importantly, I've truly never been prouder of our entire team, as it has risen to the challenge in every way imaginable. Our ability to prioritize customer and employee health and safety, while providing uninterrupted services and access to our accountholders, is the result of our ongoing focus on deliberate, thoughtful evaluation of our business and effort to constantly improve in all areas.”

Mr. Dwight continued, “In February we tested our pandemic plan as we monitored the spread of the novel coronavirus abroad and in the U.S. As a result, we made specific improvements to the way we conduct business which allowed for an expedient switch to a remote workforce for as many employees as possible, early implementation of social distancing measures, expansion of customer service resources, and enhancements to our loan approval process to ensure our continued ability to support customers. All of the changes were put in effect during early and mid–March, allowing us to focus our energy on supporting our customers, local businesses and communities, including through participation in the CARES Act lending programs, as well as financial and volunteer support to local non–profit organizations.”

First Quarter 2020 Keys

■Horizon's focus on the safety and well-being of our employees, customers and community is always paramount in our decision making.

■We believe that Horizon's balance sheet was well-positioned leading up to the COVID–19 National Health Emergency.

■Horizon Bank's strong liquidity position includes approximately $1.1 billion in cash and investment securities, which is approximately 20.5% of total assets, and approximately $435.4 million in unused availability on lines of credit, at March 31, 2020.

■Horizon began preparing staff and systems to enable customers to access funding provided by the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act passed at the end of the first quarter, including the Paycheck Protection Program (“PPP”), for which Horizon Bank received SBA approval for 1,700 loans totaling approximately $280.0 million as of April 24, 2020. During round one of the PPP program, 95.5% of Horizon's applicants were approved for funding.
■Horizon maintained stable asset quality metrics during the first quarter of 2020, including non-performing loans and delinquencies representing 0.65% and 0.33% of total loans, respectively, at March 31, 2020, while net charge-offs were 0.01% of average loans for the quarter. At March 31, 2020, Horizon's outstanding balance of other real estate owned and repossessed assets remained low totaling $2.8 million.

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses
■Credit loss expense of $8.6 million, $2.8 million of acquired non-accretable credit loan discounts on Purchased Credit Impaired loans now classified as Purchase Credit Deteriorated and a $19.8 million increase in the Allowance for Credit Losses (“ACL”) reflected the implementation of the Current Expected Credit Losses (“CECL”) accounting method. ACL represented 1.30% of total loans and 201.8% of non-performing loans at March 31, 2020. ACL plus accretable loan discount on acquired performing loans to total loans was 1.74%.

■Horizon has experienced an increase in mortgage loan originations during the first quarter of 2020, with 53% refinances and 47% new purchases.

■Horizon's pre-tax, pre-provision net income totaled $21.8 million for the first quarter of 2020, compared to $22.8 million for the fourth quarter of 2019 and $13.3 million for the first quarter of 2019. This non-GAAP financial measure is utilized by banks to provide a greater understanding of pre-tax profitability before giving effect to credit loss expense, acquisition-related expenses, gains and losses on sale of investment securities and death benefit on bank owned life insurance. (See the "Non-GAAP Reconciliation of Pre-Tax, Pre-Provision Net Income" table below.)

■Horizon's net interest margin remained relatively stable for the first quarter of 2020 at 3.56% and core net interest margin was 3.44%. (See the “Non–GAAP Reconciliation of Net Interest Margin” table for the definition of this Non–GAAP calculation.)

■Comparisons to first quarter 2019 results reflect Horizon's acquisition of Salin Bancshares, Inc. on March 26, 2019.

Summary

	At or for the Three Months Ended
Credit Quality Preceding National Emergency	March 31,	December 31,	March 31,
	2020	2019	2019
Allowance for credit losses to total loans	1.30%	0.49%	0.49%
Allowance for credit losses + acquired loan discount to total loans	1.74%	1.04%	1.10%
Non-performing loans to total loans	0.65%	0.58%	0.54%
Percent of net charge-offs to average loans outstanding for the period	0.01%	0.02%	0.01%

		CECL Adoption
	December 31,		January 1,	(Net Charge-Offs)/	Reserve	March 31,
Allowance for Credit Losses	2019	Impact	2020	Recoveries	Build	2020
Commercial	$11,996	$13,618	$25,614	$20	$6,916	$32,550
Retail Mortgage	923	4,048	4,971	(17)	700	5,654
Warehouse	1,077	—	1,077	—	(22)	1,055
Consumer	3,671	4,911	8,582	(407)	1,006	9,181
Allowance for Credit Losses ("ACL")	$17,667	$22,577	$40,244	$(404)	$8,600	$48,440
ACL/Total Loans	0.49%		1.10%			1.30%

Acquired Loan Discount ("ALD")	$20,228	$(2,786)	$17,442	$—	$—	$16,006
ACL + ALD	$37,895	$19,791	$57,686	$(404)	$8,600	$64,446
ACL + ALD/Total Loans	1.04%		1.58%			1.74%

Mr. Dwight stated, “Horizon's asset quality metrics were strong on March 31, 2020 and our reserve increase related to the adoption of CECL on January 1, 2020 and the first quarter credit loss expense caused an increase in our quarterly allocation to cover anticipated loan losses. At the current time, we are not aware of material specific loan losses related to the reserve increase, however losses are anticipated given the closure of our economy and non–essential businesses. In addition, the shelter in place rules has increased

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses
unemployment applications and is limiting consumer spending. As time passes, we anticipate that we will better understand the impact of this health and economic emergency to Horizon's financial statements.”

	For the Three Months Ended
	March 31,	December 31,	March 31,
Net Interest Income and Net Interest Margin	2020	2019	2019
Net interest income	$40,925	$41,519	$34,280
Net interest margin	3.56%	3.58%	3.62%
Core net interest margin	3.44%	3.49%	3.46%

Mr. Dwight commented, “Horizon's funding team has done an excellent job of lowering the Bank’s cost of funds related to the Federal Reserve Bank’s 150–basis–point reduction in its benchmark interest rate and the market’s corresponding reaction in March 2020. As a result, Horizon’s net interest margin has remained fairly stable for the quarter; however, future headwinds are expected given that we are now close to the floors on our funding costs and assets will continue to reprice throughout the year.”

	For the Three Months Ended
	March 31,	December 31,	March 31,
Asset Yields and Funding Costs	2020	2019	2019
Interest earning assets	4.47%	4.57%	4.76%
Interest bearing liabilities	1.13%	1.24%	1.44%

	For the Three Months Ended
Non-interest Income and Mortgage Banking Income	March 31,	December 31,	March 31,
	2020	2019	2019
Total non-interest income	$12,063	$11,934	$8,712
Gain on sale of mortgage loans	3,473	3,119	1,309
Mortgage servicing income net of impairment	25	294	606

	For the Three Months Ended
	March 31,	December 31,	March 31,
Non-interest Expense	2020	2019	2019
Total non-interest expense	$31,149	$30,650	$29,738
Annualized non-interest expense to average assets	2.38%	2.32%	2.80%

Net income for the first quarter of 2020 was $11.7 million, or $0.26 diluted earnings per share, compared to $18.5 million, or $0.41 diluted earnings per share, for the fourth quarter of 2019 and $10.8 million, or $0.28 diluted earnings per share, for the first quarter of 2019. Excluding acquisition-related expenses, gains and losses on sale of investment securities and death benefit on bank owned life insurance‚ core net income was $11.2 million, or $0.24 diluted earnings per share for the first quarter of 2020, compared to $18.5 million, or $0.41 diluted earnings per share, for the fourth quarter of 2019 and $14.2 million, or $0.37 diluted earnings per share, for the first quarter of 2019. Core net income, which is not calculated according to generally accepted accounting principles (“GAAP”), is a measure that Horizon uses to provide a greater understanding of operating profitability. Horizon’s earnings in the first quarter of 2020 reflect Horizon’s adoption of the CECL accounting method on January 1, 2020.

Capital

The capital resources of Horizon and Horizon Bank (the "Bank") exceeded regulatory capital ratios for "well capitalized" banks at March 31, 2020. Stockholders' equity totaled $630.8 million at March 31, 2020 and the ratio of average stockholders' equity to average assets was 12.70% for the three months ended March 31, 2020. The following table presents the actual regulatory capital dollar amounts and ratios of Horizon Bancorp, Inc. and Horizon Bank as of March 31, 2020.

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

March 31, 2020	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)
Consolidated	$548,429	13.59%	$322,843	8.00%	$423,731	10.50%	N/A	N/A
Bank	510,462	12.67%	322,312	8.00%	423,035	10.50%	$402,890	10.00%
Tier 1 capital (to risk-weighted assets)
Consolidated	514,493	12.75%	242,114	6.00%	342,995	8.50%	N/A	N/A
Bank	476,526	11.83%	241,687	6.00%	342,390	8.50%	322,249	8.00%
Common equity tier 1 capital (to risk-weighted assets)
Consolidated	457,000	11.33%	181,509	4.50%	282,348	7.00%	N/A	N/A
Bank	476,526	11.83%	181,265	4.50%	281,968	7.00%	261,827	6.50%
Tier 1 capital (to average assets)
Consolidated	514,493	10.14%	202,956	4.00%	202,956	4.00%	N/A	N/A
Bank	476,526	9.43%	202,132	4.00%	202,132	4.00%	252,665	5.00%
“Horizon's capital and liquidity positions are well-managed which is a testament to the quality of our finance team's on–going monitoring, stress testing and oversight. As mentioned earlier, Horizon was well-positioned going into this economic challenge and we will continue to be dynamic in our monitoring and approach to managing the balance sheet,” said Craig M. Dwight.

Liquidity

The Bank maintains a stable base of core deposits provided by long-standing relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayment, investment security sales and maturities, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the "FHLB"). At March 31, 2020, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $435.4 million in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Bank Discount Window. The Bank had approximately $743.5 million of unpledged investment securities at March 31, 2020.

Income Statement Highlights

Net income for the first quarter of 2020 was $11.7 million, or $0.26 diluted earnings per share, compared to $18.5 million, or $0.41 diluted earnings per share, for the fourth quarter of 2019. Core net income for the first quarter of 2020 was $11.2 million, or $0.24 diluted earnings per share, compared to $18.5 million, or $0.41 diluted earnings per share, for the fourth quarter of 2019. The decrease in net income for the first quarter of 2020 when compared to the fourth quarter of 2019 reflects an increase in credit loss expense of $8.3 million, an increase in non-interest expense of $499,000 and a decrease in net interest income of $594,000, offset by a decrease in tax expense of $2.3 million and an increase in non-interest income of $129,000.

Net income for the first quarter of 2020 was $11.7 million, or $0.26 diluted earnings per share, compared to $10.8 million, or $0.28 diluted earnings per share for the first quarter of 2019. Core net income for the first quarter of 2020 was $11.2 million, or $0.24 diluted earnings per share, compared to $14.2 million, or $0.37 diluted earnings per share for the first quarter of 2019. The increase in net income for the first quarter of 2020 when compared to the same prior year period reflects an increase in net interest income of $6.6 million, an increase in non-interest income of $3.4 million and a decrease in tax expense of $490,000, offset by an increase in credit loss expense of $8.2 million and an increase in non-interest expense of $1.4 million.

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

Non-GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019

Net income as reported	$11,655	$18,543	$20,537	$16,642	$10,816
Merger expenses	—	—	—	1,532	4,118
Tax effect	—	—	—	(295)	(692)
Net income excluding merger expenses	11,655	18,543	20,537	17,879	14,242

(Gain)/loss on sale of investment securities	(339)	(10)	—	100	(15)
Tax effect	71	2	—	(21)	3
Net income excluding (gain)/loss on sale of investment securities	11,387	18,535	20,537	17,958	14,230

Death benefit on bank owned life insurance (“BOLI”)	(233)	—	(213)	(367)	—
Net income excluding death benefit on BOLI	11,154	18,535	20,324	17,591	14,230

Core net income	$11,154	$18,535	$20,324	$17,591	$14,230

Non-GAAP Reconciliation of Diluted Earnings per Share
(Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019

Diluted earnings per share (“EPS”) as reported	$0.26	$0.41	$0.46	$0.37	$0.28
Merger expenses	—	—	—	0.03	0.11
Tax effect	—	—	—	—	(0.02)
Diluted EPS excluding merger expenses	0.26	0.41	0.46	0.40	0.37

(Gain)/loss on sale of investment securities	(0.01)	—	—	—	—
Tax effect	—	—	—	—	—
Diluted EPS excluding (gain)/loss on investment securities	0.25	0.41	0.46	0.40	0.37

Death benefit on BOLI	(0.01)	—	(0.01)	(0.01)	—
Diluted EPS excluding death benefit on BOLI	0.24	0.41	0.45	0.39	0.37

Core Diluted EPS	$0.24	$0.41	$0.45	$0.39	$0.37

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

Non-GAAP Reconciliation of Pre-Tax, Pre-Provision Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019

Pre-tax income	$13,239	$22,463	$24,541	$19,947	$12,890
Credit loss expense	8,600	340	376	896	364
Pre-tax, pre-provision net income	$21,839	$22,803	$24,917	$20,843	$13,254

Pre-tax, pre-provision net income	$21,839	$22,803	$24,917	$20,843	$13,254
Merger expenses	—	—	—	1,532	4,118
(Gain)/loss on sale of investment securities	(339)	(10)	—	100	(15)
Death benefit on bank owned life insurance	(233)	—	(213)	(367)	—
Adjusted pre-tax, pre-provision net income	$21,267	$22,793	$24,704	$22,108	$17,357

Horizon's net interest margin decreased to 3.56% for the first quarter of 2020 when compared to 3.58% for the fourth quarter of 2019. The decrease in net interest margin reflects a decrease in the yield of interest earning assets of 10 basis points, offset by a decrease in the cost of interest bearing liabilities of 11 basis points. Interest income from acquisition-related purchase accounting adjustments was $392,000 higher during the first quarter of 2020 when compared to the fourth quarter of 2019.

Horizon's net interest margin decreased to 3.56% for the first quarter of 2020 when compared to 3.62% for the first quarter of 2019. The decrease in net interest margin reflects a decrease in the yield on interest earning assets of 29 basis points offset by a decrease in the cost of interest bearing liabilities of 31 basis points.

Non-GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Net interest income as reported	$40,925	$41,519	$43,463	$41,529	$34,280

Average interest earning assets	4,723,755	4,748,217	4,623,985	4,566,674	3,929,296

Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	3.56%	3.58%	3.82%	3.73%	3.62%

Net interest income as reported	$40,925	$41,519	$43,463	$41,529	$34,280

Acquisition-related purchase accounting adjustments (“PAUs”)	(1,434)	(1,042)	(1,739)	(1,299)	(1,510)

Core net interest income	$39,491	$40,477	$41,724	$40,230	$32,770

Core net interest margin	3.44%	3.49%	3.67%	3.61%	3.46%

Net interest margin, excluding acquisition-related purchase accounting adjustments ("core net interest margin"), was 3.44% for the first quarter of 2020 compared to 3.49% for the prior quarter and 3.46% for the first quarter of 2019. Interest income from acquisition-related purchase accounting adjustments was $1.4 million, $1.0 million and $1.5 million for the three months ended March 31, 2020, December 31, 2109 and March 31, 2019, respectively.

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses
Lending Activity

Total loans increased $72.6 million from $3.6 billion as of December 31, 2019 to $3.7 billion as of March 31, 2020. During the three months ended March 31, 2020, mortgage warehouse loans increased $73.2 million, consumer loans increased $6.7 million, commercial loans increased $3.8 million and loans held for sale increased $2.2 million, offset by a decrease in residential mortgage loans of $13.2 million.

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	Amount	Percent
	2020	2019	Change	Change
Commercial	$2,050,402	$2,046,651	$3,751	0.2%
Residential mortgage	757,529	770,717	(13,188)	(1.7)%
Consumer	675,849	669,180	6,669	1.0%
Subtotal	3,483,780	3,486,548	(2,768)	(0.1)%
Loans held for sale	6,245	4,088	2,157	52.8%
Mortgage warehouse	223,519	150,293	73,226	48.7%
Total loans	$3,713,544	$3,640,929	$72,615	2.0%

Residential mortgage lending activity for the three months ended March 31, 2020 generated $3.5 million in income from the gain on sale of mortgage loans, an increase of $354,000 from the fourth quarter of 2019 and $2.2 million from the first quarter of 2019. Total origination volume for the first quarter of 2020, including loans placed into portfolio, totaled $110.8 million, representing a decrease of 2.7% from the fourth quarter of 2019 and an increase of 77.3% from the first quarter of 2019. Total origination volume of loans sold to the secondary market totaled $67.6 million, representing a decrease of 19.1% from the fourth quarter of 2019 and an increase of 122.1% from the first quarter of 2019.

Revenue derived from Horizon’s residential mortgage and mortgage warehouse lending activities was 8.0% of Horizon’s total revenue for the three months ended March 31, 2020.

Expense Management

	Three Months Ended
	March 31,			December 31,
	2020			2019			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$16,591	$—	$16,591	$16,841	$—	$16,841	$(250)	(1.5)%
Net occupancy expenses	3,252	—	3,252	3,106	—	3,106	146	4.7%
Data processing	2,405	—	2,405	2,235	—	2,235	170	7.6%
Professional fees	536	—	536	520	—	520	16	3.1%
Outside services and consultants	1,915	—	1,915	1,415	—	1,415	500	35.3%
Loan expense	2,099	—	2,099	2,438	—	2,438	(339)	(13.9)%
FDIC insurance expense	150	—	150	—	—	—	150	—%
Other losses	120	—	120	377	—	377	(257)	(68.2)%
Other expense	4,081	—	4,081	3,718	—	3,718	363	9.8%
Total non-interest expense	$31,149	$—	$31,149	$30,650	$—	$30,650	$499	1.6%
Annualized non-interest expense to average assets	2.38%		2.38%	2.32%		2.32%

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses
Total non-interest expense was $499,000 higher in the first quarter of 2020 when compared to the fourth quarter of 2019. Increases in outside services and consultants, other expense, data processing, FDIC insurance expense and net occupancy expenses were partially offset by decreases in loan expense, other losses and salaries and employee benefits.

	Three Months Ended
	March 31,			March 31,
	2020			2019			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$16,591	$—	$16,591	$14,466	$(2)	$14,464	$2,127	14.7%
Net occupancy expenses	3,252	—	3,252	2,772	—	2,772	480	17.3%
Data processing	2,405	—	2,405	1,966	(292)	1,674	731	43.7%
Professional fees	536	—	536	493	(239)	254	282	111.0%
Outside services and consultants	1,915	—	1,915	3,530	(2,290)	1,240	675	54.4%
Loan expense	2,099	—	2,099	1,949	—	1,949	150	7.7%
FDIC insurance expense	150	—	150	160	—	160	(10)	(6.3)%
Other losses	120	—	120	104	(2)	102	18	17.6%
Other expense	4,081	—	4,081	4,298	(1,293)	3,005	1,076	35.8%
Total non-interest expense	$31,149	$—	$31,149	$29,738	$(4,118)	$25,620	$5,529	21.6%
Annualized non-interest expense to average assets	2.38%		2.38%	2.80%		2.41%

Total non-interest expense was $1.4 million higher in the first quarter of 2020 when compared to the first quarter of 2019. Increases in salaries and employee benefits, net occupancy expenses, data processing and loans expense were offset in part by decreases in outside services and consultants and other expenses. Excluding merger expenses, total non-interest expense increased by $5.5 million in the first quarter of 2020 when compared to the first quarter of 2019. This increase was primarily related to the closing of the Salin Bancshares, Inc. merger on March 26, 2019 and the related increase in costs.

Annualized non-interest expense as a percent of average assets were 2.38%, 2.32% and 2.80% for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively. Annualized non-interest expense, excluding merger expenses, as a percent of average assets were 2.38%, 2.32% and 2.41% for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively.

Income tax expense totaled $1.6 million for the first quarter of 2020 a decrease of $2.3 million and $490,000 when compared to the fourth quarter of 2019 and the first quarter of 2019, respectively. The decrease in income tax expense in the first quarter of 2020 compared to the fourth quarter of 2019 was primarily due to a decrease in income before taxes of $9.2 million. The decrease in income tax expense in the first quarter of 2020 compared to the first quarter of 2019 was primarily due to an increase in tax-exempt municipal interest income.

Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for loan and lease losses, tangible stockholders’ equity, tangible book value per share, efficiency ratio, the return on average assets, the return on average equity and pre-tax, pre-provision net income. In each case, we have identified special circumstances that we consider to be to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–core items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses
in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP figures identified herein and their most comparable GAAP measures.

Non-GAAP Reconciliation of Tangible Stockholders' Equity and Tangible Book Value per Share
(Dollars in Thousands Except per Share Data, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Total stockholders' equity	$630,842	$656,023	$642,711	$626,461	$609,468
Less: Intangible assets	176,961	177,917	178,896	179,776	176,864
Total tangible stockholders' equity	$453,881	$478,106	$463,815	$446,685	$432,604

Common shares outstanding	43,763,623	44,975,771	44,969,021	45,061,372	45,052,747

Tangible book value per common share	$10.37	$10.63	$10.31	$9.91	$9.60

Non-GAAP Calculation and Reconciliation of Efficiency Ratio and Core Efficiency Ratio
(Dollars in Thousands, Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Non-GAAP Calculation of Efficiency Ratio
Non-interest expense as reported	$31,149	$30,650	$30,060	$31,584	$29,738

Net interest income as reported	40,925	41,519	43,463	41,529	34,280

Non-interest income as reported	$12,063	$11,934	$11,514	$10,898	$8,712

Non-interest expense/(Net interest income + Non-interest income) ("Efficiency Ratio")	58.79%	57.34%	54.68%	60.24%	69.17%

Non-GAAP Reconciliation of Core Efficiency Ratio
Non-interest expense as reported	$31,149	$30,650	$30,060	$31,584	$29,738
Merger expenses	—	—	—	(1,532)	(4,118)
Non-interest expense excluding merger expenses	31,149	30,650	30,060	30,052	25,620

Net interest income as reported	40,925	41,519	43,463	41,529	34,280

Non-interest income as reported	12,063	11,934	11,514	10,898	8,712
(Gain)/loss on sale of investment securities	(339)	(10)	—	100	(15)
Death benefit on bank owned life insurance ("BOLI")	(233)	—	(213)	(367)	—
Non-interest income excluding (gain)/loss on sale of investment securities and death benefit on BOLI	$11,491	$11,924	$11,301	$10,631	$8,697

Core efficiency ratio	59.43%	57.35%	54.89%	57.62%	59.61%

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

Non-GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Non-GAAP Reconciliation of Return on Average Assets
Average assets	$5,257,332	$5,250,574	$5,107,259	$5,047,365	$4,307,189

Return on average assets ("ROAA") as reported	0.89%	1.40%	1.60%	1.32%	1.02%
Merger expenses	—	—	—	0.12	0.39
Tax effect	—	—	—	(0.02)	(0.07)
ROAA excluding merger expenses	0.89	1.40	1.60	1.42	1.34

(Gain)/loss on sale of investment securities	(0.03)	—	—	0.01	—
Tax effect	0.01	—	—	—	—
ROAA excluding (gain)/loss on sale of investment securities	0.87	1.40	1.60	1.43	1.34

Death benefit on bank owned life insurance ("BOLI")	(0.02)	—	(0.02)	(0.03)	—
ROAA excluding death benefit on BOLI	0.85	1.40	1.58	1.40	1.34

Core ROAA	0.85%	1.40%	1.58%	1.40%	1.34%

Non-GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Non-GAAP Reconciliation of Return on Average Common Equity
Average common equity	$667,588	$653,071	$640,770	$622,028	$506,449

Return on average common equity ("ROACE") as reported	7.02%	11.26%	12.72%	10.73%	8.66%
Merger expenses	—	—	—	0.99	3.30
Tax effect	—	—	—	(0.19)	(0.55)
ROACE excluding merger expenses	7.02	11.26	12.72	11.53	11.41

(Gain)/loss on sale of investment securities	(0.20)	(0.01)	—	0.06	(0.01)
Tax effect	0.04	—	—	(0.01)	—
ROACE excluding (gain)/loss on sale of investment securities	6.86	11.25	12.72	11.58	11.40

Death benefit on bank owned life insurance ("BOLI")	(0.14)	—	(0.13)	(0.24)	—
ROACE excluding death benefit on BOLI	6.72	11.25	12.59	11.34	11.40

Core ROACE	6.72%	11.25%	12.59%	11.34%	11.40%

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

Conference Call

As previously announced, Horizon will host a conference call to review its first quarter financial results and operating performance.

Participants may access the live conference call on April 30, 2020 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 877-317-6789 from the United States, 866-450-4696 from Canada or 412-317-6789 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through May 7, 2020. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the access code 10142971.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. is an independent, commercial bank holding company serving northern and central Indiana, and southern and central Michigan through its commercial banking subsidiary, Horizon Bank. Horizon may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This presentation may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in the presentation materials should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10-K. Further, statements about the effects of the COVID-19 pandemic on our business, operations, financial performance, and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Balance sheet:
Total assets	$5,351,325	$5,246,829	$5,186,714	$5,098,682	$5,051,639
Investment securities	1,099,943	1,042,675	977,536	887,187	893,469
Commercial loans	2,050,402	2,046,651	2,046,165	2,062,623	2,089,579
Mortgage warehouse loans	223,519	150,293	155,631	133,428	71,944
Residential mortgage loans	757,529	770,717	796,497	814,065	819,824
Consumer loans	675,849	669,180	668,332	654,552	639,710
Earning assets	4,835,934	4,706,051	4,667,668	4,577,487	4,538,952
Non-interest bearing deposit accounts	709,978	709,760	756,707	810,350	811,768
Interest bearing transaction accounts	2,264,576	2,245,631	2,173,100	2,153,189	2,115,847
Time deposits	907,717	975,611	986,150	967,236	960,408
Borrowings	704,613	549,741	516,591	436,233	457,788
Subordinated debentures	56,374	56,311	56,250	56,194	55,310
Total stockholders' equity	630,842	656,023	642,711	626,461	609,468

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Income statement:
Net interest income	$40,925	$41,519	$43,463	$41,529	$34,280
Credit loss expense	8,600	340	376	896	364
Non-interest income	12,063	11,934	11,514	10,898	8,712
Non-interest expense	31,149	30,650	30,060	31,584	29,738
Income tax expense	1,584	3,920	4,004	3,305	2,074
Net income	$11,655	$18,543	$20,537	$16,642	$10,816

Per share data:
Basic earnings per share	$0.26	$0.41	$0.46	$0.37	$0.28
Diluted earnings per share	0.26	0.41	0.46	0.37	0.28
Cash dividends declared per common share	0.12	0.12	0.12	0.12	0.10
Book value per common share	14.41	14.59	14.29	13.90	13.53
Tangible book value per common share	10.37	10.63	10.31	9.91	9.60
Market value - high	18.79	19.42	17.77	17.13	17.82
Market value - low	$7.97	$16.60	$15.93	$15.51	$15.50
Weighted average shares outstanding - Basic	44,658,512	44,971,676	45,038,021	45,055,117	38,822,543
Weighted average shares outstanding - Diluted	44,756,716	45,103,065	45,113,730	45,130,408	38,906,172

Key ratios:
Return on average assets	0.89%	1.40%	1.60%	1.32%	1.02%
Return on average common stockholders' equity	7.02	11.26	12.72	10.73	8.66
Net interest margin	3.56	3.58	3.82	3.73	3.62
Allowance for credit losses to total loans	1.30	0.49	0.49	0.50	0.49
Average equity to average assets	12.70	12.44	12.55	12.32	11.76
Bank only capital ratios:
Tier 1 capital to average assets	9.43	9.49	9.35	9.52	10.99
Tier 1 capital to risk weighted assets	11.83	12.20	11.62	11.76	11.84
Total capital to risk weighted assets	12.67	12.65	12.08	12.23	12.30

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Loan data:
Substandard loans	$61,322	$58,670	$62,130	$47,764	$41,728
30 to 89 days delinquent	12,017	7,729	10,204	9,633	9,980

90 days and greater delinquent - accruing interest	246	146	34	391	192
Trouble debt restructures - accruing interest	2,115	3,354	3,491	2,198	2,532
Trouble debt restructures - non-accrual	3,360	2,006	1,807	1,576	1,349
Non-accrual loans	18,281	15,679	13,823	14,764	15,313
Total non-performing loans	$24,002	$21,185	$19,155	$18,929	$19,386
Non-performing loans to total loans	0.65%	0.58%	0.52%	0.52%	0.54%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Commercial	$32,550	$11,996	$12,082	$11,881	$11,556
Real estate	5,654	923	1,449	1,732	1,588
Mortgage warehouse	1,055	1,077	1,041	1,040	1,014
Consumer	9,181	3,671	3,384	3,652	3,663
Total	$48,440	$17,667	$17,956	$18,305	$17,821

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Commercial	$(20)	$146	$192	$265	$61
Real estate	17	40	(7)	41	(27)
Mortgage warehouse	—	—	—	—	—
Consumer	407	443	540	106	329
Total	$404	$629	$725	$412	$363
Percent of net charge-offs to average loans outstanding for the period	0.01%	0.02%	0.02%	0.01%	0.01%

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Commercial	$9,579	$7,347	$8,193	$8,697	$9,750
Real estate	10,411	9,884	7,212	6,444	5,995
Mortgage warehouse	—	—	—	—	—
Consumer	4,012	3,954	3,750	3,788	3,641
Total	$24,002	$21,185	$19,155	$18,929	$19,386
Non-performing loans to total loans	0.65%	0.58%	0.52%	0.52%	0.54%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Commercial	$2,464	$3,698	$3,972	$3,694	$3,496
Real estate	336	28	48	113	126
Mortgage warehouse	—	—	—	—	—
Consumer	13	—	24	48	30
Total	$2,813	$3,726	$4,044	$3,855	$3,652

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

	Average Balance Sheets
	(Dollar Amount in Thousands, Unaudited)

		Three Months Ended			Three Months Ended
		March 31, 2020			March 31, 2019
		Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
	Assets
	Interest earning assets
	Federal funds sold	$24,974	$96	1.55%	$7,843	$57	2.95%
	Interest earning deposits	26,491	101	1.53%	26,355	155	2.39%
	Investment securities - taxable	478,697	2,701	2.27%	448,840	2,910	2.63%
	Investment securities - non-taxable (1)	588,784	3,798	3.18%	393,720	2,628	3.40%
	Loans receivable (2) (3)	3,604,809	44,958	5.03%	3,052,538	39,623	5.27%
	Total interest earning assets	4,723,755	51,654	4.47%	3,929,296	45,373	4.76%

	Non-interest earning assets
	Cash and due from banks	78,108			44,527
	Allowance for credit losses	(24,468)			(17,836)
	Other assets	479,937			351,202

	Total average assets	$5,257,332			$4,307,189

	Liabilities and Stockholders' Equity
	Interest bearing liabilities
	Interest bearing deposits	$3,225,323	$7,716	0.96%	$2,514,841	$6,876	1.11%
	Borrowings	533,129	2,238	1.69%	577,199	3,621	2.54%
	Subordinated debentures	56,333	775	5.53%	39,236	596	6.16%
	Total interest bearing liabilities	3,814,785	10,729	1.13%	3,131,276	11,093	1.44%

	Non-interest bearing liabilities
	Demand deposits	717,257			643,601
	Accrued interest payable and other liabilities	57,702			25,863
	Stockholders' equity	667,588			506,449

	Total average liabilities and stockholders' equity	$5,257,332			$4,307,189

	Net interest income/spread		$40,925	3.34%		$34,280	3.32%
	Net interest income as a percent of average interest earning assets (1)			3.56%			3.62%

(1)	Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.

(3)	Non-accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Cash and due from banks	$86,458	$98,831
Interest earning time deposits	9,239	8,455
Investment securities, available for sale	900,476	834,776
Investment securities, held to maturity (fair value of $207,323 and $215,147)	199,467	207,899
Loans held for sale	6,245	4,088
Loans, net of allowance for credit losses of $48,440 and $17,667	3,658,859	3,619,174
Premises and equipment, net	92,785	92,209
Federal Home Loan Bank stock	22,447	22,447
Goodwill	151,238	151,238
Other intangible assets	25,723	26,679
Interest receivable	17,774	18,828
Cash value of life insurance	95,153	95,577
Other assets	85,461	66,628
Total assets	$5,351,325	$5,246,829

Liabilities
Deposits
Non-interest bearing	$709,978	$709,760
Interest bearing	3,172,293	3,221,242
Total deposits	3,882,271	3,931,002
Borrowings	704,613	549,741
Subordinated debentures	56,374	56,311
Interest payable	2,772	3,062
Other liabilities	74,453	50,690
Total liabilities	4,720,483	4,590,806
Commitments and contingent liabilities
Stockholders' equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued 43,788,692 and 45,000,840 shares, Outstanding 43,763,623 and 44,975,771 shares	—	—
Additional paid-in capital	361,019	379,853
Retained earnings	260,501	269,738
Accumulated other comprehensive income	9,322	6,432
Total stockholders' equity	630,842	656,023
Total liabilities and stockholders' equity	$5,351,325	$5,246,829

Horizon Bancorp, Inc. Announces First Quarter 2020 Financial Results and
Adopts New Accounting Standard for Current Expected Credit Losses

Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data, Unaudited)
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Interest Income
Loans receivable	$44,958	$46,769	$49,455	$47,784	$39,623
Investment securities - taxable	2,898	3,054	3,157	3,273	3,122
Investment securities - non-taxable	3,798	3,575	3,099	2,793	2,628
Total interest income	51,654	53,398	55,711	53,850	45,373
Interest Expense
Deposits	7,716	8,767	9,109	8,938	6,876
Borrowed funds	2,238	2,281	2,275	2,495	3,621
Subordinated debentures	775	831	864	888	596
Total interest expense	10,729	11,879	12,248	12,321	11,093
Net Interest Income	40,925	41,519	43,463	41,529	34,280
Credit loss expense	8,600	340	376	896	364
Net Interest Income after Credit Loss Expense	32,325	41,179	43,087	40,633	33,916
Non-interest Income
Service charges on deposit accounts	2,446	2,766	2,836	2,480	1,877
Wire transfer fees	171	179	189	167	118
Interchange fees	1,896	1,996	2,138	2,160	1,361
Fiduciary activities	2,528	2,594	1,834	2,063	2,089
Gains/(losses) on sale of investment securities	339	10	—	(100)	15
Gain on sale of mortgage loans	3,473	3,119	2,702	2,078	1,309
Mortgage servicing income net of impairment	25	294	444	570	606
Increase in cash value of bank owned life insurance	554	566	556	555	513
Death benefit on bank owned life insurance	233	—	213	367	—
Other income	398	410	602	558	824
Total non-interest income	12,063	11,934	11,514	10,898	8,712
Non-interest Expense
Salaries and employee benefits	16,591	16,841	16,948	16,951	14,466
Net occupancy expenses	3,252	3,106	3,131	3,148	2,772
Data processing	2,405	2,235	2,140	2,139	1,966
Professional fees	536	520	335	598	493
Outside services and consultants	1,915	1,415	1,552	1,655	3,530
Loan expense	2,099	2,438	2,198	2,048	1,949
FDIC insurance expense	150	—	(273)	365	160
Other losses	120	377	90	169	104
Other expense	4,081	3,718	3,939	4,511	4,298
Total non-interest expense	31,149	30,650	30,060	31,584	29,738
Income Before Income Taxes	13,239	22,463	24,541	19,947	12,890
Income tax expense	1,584	3,920	4,004	3,305	2,074
Net Income	$11,655	$18,543	$20,537	$16,642	$10,816
Basic Earnings Per Share	$0.26	$0.41	$0.46	$0.37	$0.28
Diluted Earnings Per Share	0.26	0.41	0.46	0.37	0.28